Exhibit M

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 3 to the Registration Statement of Enhanced Equity Yield Fund, Inc. (Investment Company Act File No. 811-21722) on Form N-2 of our report dated April 29, 2005, appearing in the Prospectus which is part of Pre-Effective Amendment No. 2 to Registration Statement No. 333-123004 on Form N-2. We also consent to the reference to us under the caption “Independent Registered Public Accounting Firm and Experts” in such Prospectus.

/s/ Deloitte & Touche LLP
Princeton, New Jersey
May 3, 2005